SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549


                                                     FORM 8-K

                                                  CURRENT REPORT

                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934


                   Date of Report (Date of earliest event reported) July 2, 1998


                                       LAS VEGAS ENTERTAINMENT NETWORK, INC.
                         (Exact name of registrant as specified in its charter)

                                                     DELAWARE
                                  (State or other jurisdiction of incorporation)


        0-21270                              94-3123854
(Commission File Number)         (IRS Employer Identification No.)


1801 Century Park East, 23rd Floor, Los Angeles, California   90067
 (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (310) 551-0011




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Item 5.Other Events.

         On July 2, 1998, Las Vegas Entertainment Network, Inc. ("LVEN" or the "Company") and certain of its subsidiaries, CountryLand Properties, Inc., Casino-Co Corporation, and Las Vegas Communications Corporation, entered into a Stipulation and Agreement of Compromise, Settlement and Release (the "Stipulation and Agreement") by and among the Company and such subsidiaries, on the one hand, and Frank A. Leo, Robert J. Quigley, Francis W. Murray, Charles R. Dees, Jr., The Family Investment Trust (Henry Brennan, Trustee), NPD, Inc. ("NPD"), Nunzio P. DeSantis, Anthony Coelho, Michael Abraham, Joseph Zappala, Joseph A. Corazzi, Kenneth S. Scholl, International Thoroughbred Breeders, Inc. ("ITB"), D&C Gaming Corporation, James J. Murray, John Mariucci, Frank Koenemund, Robert W. Green, Robert E. Brennan and Orion Casino Corporation, on the other hand, to resolve the pending stockholder derivative litigation brought in the name of ITB in the Delaware Court of Chancery. Although the Company executed the Stipulation and Agreement on July 2, 1998, it did not receive confirmation of the execution thereof by all of the other parties thereto until on or about July 6, 1998. The effectiveness of the settlement described in the Stipulation and Agreement (the "Settlement"), as it relates to the Company and its affiliates, is subject, among other things, to Delaware Chancery Court approval of all of the terms and conditions of the Settlement following notice to ITB's stockholders, the consent of ITB's primary lender (the "ITB Lender Approval"), and LVEN's approval of the terms and conditions of the ITB Lender Approval.

         Upon effectiveness of the Settlement as it relates to LVEN, the Company will obtain the right (exclusive for a period of 120 days (subject to extension in certain circumstances) (the "Exclusive Period") and nonexclusive with ITB for an additional 150 days (the "Non-Exclusive Period" and together with the Exclusive Period, the "Escrow Period"), in each case following the date of mailing of the Notice of the Settlement to ITB's shareholders) to effect a sale of ITB's non-operating El Rancho Hotel and Casino property in Las Vegas, Nevada (the "Property"), and to retain all sale proceeds in excess of amounts required under the Stipulation and Agreement to be paid to ITB's primary lender or any substituted lender ($44.2 million) and certain amounts which may be required to be paid to certain other parties. In the event that the Company does not effect a sale of the El Rancho property during the Exclusive Period, then ITB will have the right, in the absence of a qualifying sale by LVEN, to effect a sale of the Property during the Non-Exclusive Period for consideration of not less than $56.1 million, out of which amount $12 million ($10 million net of the payment of $2 million to NPD) will be paid over to the Company. If no sale of the El Rancho property has then occurred, LVEN will have the option, exercisable during the last 30 days of the Escrow Period, to arrange for a refinancing of the El Rancho property and thereby to extend for a period of time up to one year the period of time during which LVEN may effect a qualifying sale of Property, computed as provided in the Stipulation and Agreement. Upon the effectiveness of the Settlement as to LVEN, all prior agreements between or among LVEN and ITB, including without limitation, that certain Bi-Lateral Agreement, and that certain Tri-Party Agreement pursuant to which ITB issued to LVEN 2,093,868 shares of ITB Common


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Stock,  will be  terminated  and the Company  will return such shares to ITB for cancellation.

Item 7.Financial Statements and Exhibits.

(a) (b) Not Applicable.

(c)Exhibits


 10.1 Stipulation and Agreement of Compromise, Settlement and Release, dated July 2, 1998, by and among Las Vegas Entertainment Network, Inc., CountryLand Properties, Inc., Casino-Co Corporation, Las Vegas Communications Corporation, Frank A. Leo, Robert J. Quigley, Francis W. Murray, Charles R. Dees, Jr., The Family Investment Trust (Henry Brennan, Trustee), NPD, Inc., Nunzio P. DeSantis, Anthony Coelho, Michael Abraham, Joseph Zappala, Joseph
A. Corazzi, Kenneth S. Scholl, International Thoroughbred Breeders, Inc., D&C Gaming Corporation, James J. Murray, John Mariucci, Frank Koenemund, Robert W. Green, Robert E. Brennan, and Orion Casino Corporation.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:July 13, 1998                        LAS VEGAS ENTERTAINMENT NETWORK, INC.



                                                         By:/s/ Carl A. Sambus
                                                         Carl A. Sambus
                                                         Chief Financial Officer


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